AGREEMENT

      THIS AGREEMENT (the "Agreement") is made as of the 19th day of November, 2008 (the "Effective Date") by and between Riviera Holdings Corporation, a Nevada corporation (the "Company"), and the investor set forth on the signature Page affixed hereto (the "Investor").

      WHEREAS, the Investor wishes to purchase from time to time (collectively, the "Acquisition") from the Company or a seller or sellers other than the Company such number of shares of the Company's common stock, par value $.001 per share (the "Common Stock"), that would increase the Investor's total holdings of Common Stock up to an amount that equals, but does not exceed, fifteen percent (15%) of the Company's Outstanding Voting Securities;

      WHEREAS, the Company wishes to grant certain waivers to the Investor in order to permit the Acquisition pursuant to the terms and conditions set forth in this Agreement; and

      WHEREAS, as consideration for the granting of certain waivers to the Investor to permit the Acquisition, the Investor agrees to certain limitations on its ownership of Common Stock, as provided herein.

      NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Board Approvals. The board of directors of the Company (the "Board") has, in connection with the Acquisition, (a) waived, in accordance with subsection 7(g) of Article III of the Company's Articles of Incorporation (the "Articles"), and by the requisite majority as provided therein, the voting limitation set forth in subsection 7(b) of Article III of the Articles with respect to the Investor Group, and (b) approved the Acquisition in accordance with the provisions of subsection 78.438(1) of Title 7 of the Nevada Revised Statutes.

      2. Ownership Limitation. The Investor hereby agrees not to, and that no member of the Investor Group will, and each will cause its Affiliates not to, directly or indirectly, acquire (other than Equity Securities distributed or issued, directly or indirectly, with respect to Equity Securities then held by the Investor Group, or the exercise or conversion of any Equity Securities described in this parenthetical) any Equity Securities, or otherwise become part of a group (that would be deemed to be a "person" by Section 13(d)(3) of the 1934 Act, as in effect on the date hereof, with respect to securities of the Company), if immediately after giving effect to such acquisition or group formation, the Investor Group, or any group of which it is a part, would have beneficial ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), as in effect on the date hereof) of Voting Securities in excess of fifteen percent (15%) (the "Maximum Limit") of the Outstanding Voting Securities, unless specifically approved in writing by the Board; provided, however, that the Investor Group will not be in violation of this provision by virtue of (x) the expiration, termination or cancellation of
(i) Convertible Securities or (ii) Rights to Purchase Voting Securities; (y) a share repurchase or other action taken by the Company to reduce, or which has the effect of reducing, the number of shares of Outstanding Voting Securities or votes per share of then-Outstanding Voting

Securities; or (z) the acquisition of any Voting Securities so long as such acquisition would not trigger the voting limitations set forth in subsection 7 of Article III of the Articles (as such Articles are amended, amended and restated or otherwise modified from time to time) assuming, for the purpose of this clause (z), that the Investor Group had not obtained the waiver granted to it in Section l(a) hereof.

      3. Standstill. During the Standstill Period, the Investor hereby agrees not to, and that no member of the Investor Group will, and each will cause its Affiliates not to, directly or indirectly:

            (a)   solicit   proxies   or  become  a   participant   in  a  proxy
                  solicitation with respect to any securities of the Company; or

            (b) submit a proposal for, or offer in respect of (with or without conditions) any merger, consolidation, business combination, tender or exchange offer, restructuring, liquidation, recapitalization, dissolution or similar transactions or other extraordinary transaction of or involving the Company or any of its subsidiaries or its Equity Securities or assets (or make any public announcement with respect to the foregoing) unless such action (i) is specifically requested in writing by the Board prior to the making of such announcement, proposal or offer or (ii) is made to the Board on a confidential basis and provides that (A) it may not be consummated unless it is
                  (1) approved by a majority of Outstanding Voting Securities not beneficially owned by the Investor Group and (2) determined by the independent directors of the Board to be fair to the shareholders of the Company and (B) unless the transaction is a tender offer for all shares of Common Stock or an offer for the entire Company, it is accompanied by an undertaking that, if the conditions in clause (A) are satisfied, such person will offer to acquire all shares of Common Stock still outstanding after completion of a transaction, if any, at the same price per share paid in such transaction.

      4. Voting Limitation. The Investor hereby agrees at any meeting of the stockholders of the Company (or any action by prior written consent) after the date hereof and at which any member of the Investor Group is entitled to vote, no member of the Investor Group shall, as of any record date for the determination of stockholders of the Company entitled to vote on such matter, have the right to vote, vote or cause the voting of shares of Voting Securities, in person or by proxy or through any voting agreement, plan or other arrangement, representing in the aggregate more than the maximum number of Voting Securities permitted to be acquired by the Investor Group under Section 2 hereof.

      5.    Gaming Approvals.

            (a) Investor shall apply for, obtain and maintain all regulatory approvals required as a result of the transactions anticipated by this Agreement including, but not limited to, any approvals that may be required from the Nevada and Colorado gaming authorities. Should Investor not so apply, obtain or maintain any such required approvals, or should the Investor be found unsuitable by any such regulating body to obtain and/or hold the Common Stock, Investor shall promptly divest itself of its holdings of Common Stock acquired in the Acquisition and the Maximum Limit shall be deemed to be 10%, or to such lower level of ownership otherwise mandated or recommended by any applicable gaming authorities.
                  Notwithstanding the foregoing, so long as Investor is diligently pursuing such approvals in good faith, and has not been found "unsuitable" or other similar designation or finding by any gaming regulatory body, then, except as required by applicable law, the limitations contained in this
                  Section 5 shall not be effective.

            (b) The Investor hereby represents and warrants that neither it nor any member of the Investor Group has ever been found "unsuitable" or other similar designation or finding by any gaming regulatory body.

      6.    Enforcement.

            (a) Each party hereto acknowledges that the other party hereto would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements of any of the other party in this Agreement were not performed in accordance with its terms, and it is therefore agreed that each party hereto, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such actual or potential breach and enforcing specifically the terms and provisions hereof, and each of the Company and each party hereto hereby waives
                  (i) any and all defenses they may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief and (ii) the need to post any bond that may be required in connection with the granting of such an injunction or other equitable relief.

            (b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative, including without limitation, the provisions contained in Section 4 hereof, and not alternative, and the exercise or beginning of the exercise of any thereof by any party hereto shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party. For purposes of clarity, the provisions of
                  Section 2 hereof shall be separately enforceable by the Company irrespective of the provisions of Section 4 hereof.

      7. Successors and Assigns. This Agreement may not be assigned without the prior written consent of the Company and the Investor. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any

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

party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      8. Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

      9. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      10. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or
(B) five days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days' advance written notice to the other party:

            If to the Company:

                  Riviera Holdings Corporation
                  2901 Las Vegas Boulevard South
                  Las Vegas, Nevada 89109
                  Attention: Secretary and General Counsel
                  Fax: (702) 794-9560

            With a copy to:

                  Olshan Grundman Frome Rosenzweig & Wolosky LLP
                  Park Avenue Tower, 65 East 55th Street
                  New York, New York 10022
                  Attention: Adam W. Finerman, Esq.
                  Fax: (212) 451-2222

            If to the Investor:

                  Desert Rock Enterprises LLC
                  3960 Howard Hughes Parkway, Suite 562
                  Las Vegas, NV 89169
                  Attention: Derek Stevens
                  Fax: (586) 497-7090

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

            With a copy to:

                  Snell & Wilmer L.L.P.
                  3883 Howard Hughes Parkway, Suite 1100
                  Las Vegas, NV 89169
                  Attention: P. Gregory Giordano
                  Fax: (702) 784-5252

      11. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon the Company and the Investor.

      12. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

      13. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Nevada without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Nevada and any federal court sitting in the State of Nevada for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

      14. Definitions. For purposes of this Agreement, the following terms have the following meanings:

      "Affiliate" has the meaning assigned in Rule 405 under the Securities Act of 1933, as amended (the "1933 Act"), as in effect on the date hereof.

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

      "Control" has the meaning given to that term under Rule 405 under the 1933 Act, as in effect on the date hereof (and "Controlled" and "Controlling" shall have correlative meanings); provided, however, that no Person shall be deemed to Control another Person solely by his or her status as a director of such other Person.

      "Convertible   Securities"  means  securities  of  the  Company  that  are convertible or exchangeable (whether presently convertible or exchangeable or not) into Voting Securities.

      "Equity Securities" means Voting Securities, Convertible Securities and Rights to Purchase Voting Securities.

      "Investor Group" means (i) the Investor, (ii) any Affiliate of the Investor and (iii) any group (that would be deemed to be a "person" by Section 13(d)(3) of the 1934 Act, as in effect on the date hereof, with respect to securities of the Company) of which the Investor or any Person directly or indirectly Controlling or Controlled by the Investor is a member. Without limiting the generality of the foregoing, Affiliate of the Investor shall include any fund or holding company that may be formed for investment purposes that is managed pursuant to a contractual arrangement to offer advice by Desert Rock Enterprises LLC ("Desert Rock") or any separate account managed by Desert Rock.

      "Outstanding Voting Securities" means at any time the then-issued and outstanding Voting Securities based on the latest information reported by the Company in its filings with the Securities and Exchange Commission.

      "Person" means any individual, corporation, partnership, trust or other entity or group (within the meaning of Section 13(d)(3) of the 1934 Act, as in effect on the date hereof).

      "Rights to Purchase Voting Securities" means options, warrants and rights issued by the Company (whether presently exercisable or not) to purchase Voting Securities or Convertible Securities.

      "Standstill Period" means the period beginning on the Effective Date and ending on the first date to occur of: (i) the day following the completion of the Company's 2010 regular Annual Meeting of Stockholders, (ii) September 1, 2010 and (iii) the ending of any period during which any other investor is subject to a similar standstill as set forth in Section 3 hereof.

      "Voting Securities" means the Common Stock and any other securities of the Company of any kind or class having power generally to vote for the election of directors.

                            [Signature page follows]

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

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

RIVIERA HOLDINGS CORPORATION               DESERT ROCK ENTERPRISES LLC

By: /s/ Phillip B. Simons                  By: /s/ Derek Stevens
    ---------------------                      -----------------
    Name:  Phillip B. Simons                   Name:  Derek Stevens
    Title: Treasurer                           Title: Chief Executive Officer

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